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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report:                February 14, 2000

                            Kana Communications, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                77-0435679
             --------                                ----------
  (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                  740 Bay Road
                         Redwood City, California 94063
                    ----------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (650) 298-9282
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ITEM 5. OTHER EVENTS

On December 3, 1999 Kana Communications, Inc. (the "Registrant") acquired Business Evolution, Inc., a Delaware corporation ("BEI") under the terms of an Agreement and Plan of Reorganization whereby shares of the Registrant's Common Stock with an aggregate value of approximately $140 million were exchanged for all of the outstanding shares and options of BEI. In addition, on the same date, the Registrant acquired netDialog, Inc., a California corporation ("netDialog") under the terms of a separate Agreement and Plan of Reorganization whereby shares of the Registrant's Common Stock with an aggregate value of approximately $90 million were exchanged for all of the outstanding shares and options of netDialog.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

On its current report on Form 8-K dated December 14, 1999, Kana Communications, Inc. ("KANA") announce these mergers. Kana is filing this current report on Form 8-K/A solely for the purpose of filing auditied financial statements and unaudited pro forma combined condensed financial statements relating to the netDialog acquisition.

  Exhibits  Description
  --------  -----------
    23.1    Consent of KPMG LLP, Independent Auditors.

    99.1    Financial Statements of Business Acquired.

    99.2    Pro Forma Financial Information.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


February 14, 2000                  Kana Communications, Inc.



                                   /s/  JOSEPH D. MCCARTHY
                                   ------------------------------
                                   Joseph D. McCarthy
                                   Vice President, Finance
                                   (Principal Financial and Accounting Officer)